SCHNITZER STEEL INDUSTRIES, INC.






Consent of Independent Accountants


We hereby consent to the incorporation by reference in the registration statement of Schnitzer Steel Industries, Inc. on Form S-8 (File No. 33-87008) our report dated March 18, 1996 which appears on page 60 of the Proler International Corp. Annual Report on Form 10-K for the year ended January 31, 1996. We also consent to the incorporation by reference of such report in the Current Report on Form 8-K/A of Schnitzer Steel industries, Inc.
dated February 11, 1997 reporting its acquisition of Proler International Corp.


/s/ La Guardia & Petrella, L.L.C.
La Guardia & Petrella, L.L.C.


February 10, 1997
Fort Lee, New Jersey



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                        SCHNITZER STEEL INDUSTRIES, INC.






Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Schnitzer Steel Industries, Inc. on Form S-8 (File No. 33-87008) our report dated February 26, 1996 which appears on page 61 of the Proler International Corp. Annual Report on Form 10-K for the year ended January 31, 1996. We also consent to the incorporation by reference of such report in the Current Report on form 8-K/A of Schnitzer Steel Industries, Inc.
dated February 11, 1997 reporting its acquisition of Proler International Corp.


/s/ La Guardia & Petrella, L.L.C.
La Guardia & Petrella, L.L.C.


February 10, 1997
Fort Lee, New Jersey